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                                                                    EXHIBIT 21


                SUBSIDIARIES OF KENT ELECTRONICS CORPORATION

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                                                 State of
    Subsidiary                                 Incorporation
    ----------                                 -------------


K * TEC Electronics Corporation                Delaware



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